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                                                                    Exhibit 15.1


                    Gothic Energy Corporation and Subsidiary
            Letter Regarding Unaudited Interim Financial Information




Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, DC  20549

          Re:  Gothic Energy Corporation and Subsidiary
               Registration on Form S-8

Gentlemen:

     We are aware that our report dated May 14, 1999 on our review of the interim financial information of Gothic Energy Corporation as of March 31, 1999 and for the periods ended March 31, 1998 and 1999, and included in the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1999 is incorporated by reference in the Company's Registration Statement on Form S-8 (File No. 333-[__________]).



                              PricewaterhouseCoopers LLP



Tulsa, Oklahoma
June 30, 1999